UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

NBL TEXAS, LLC

(Exact name of Registrant as specified in its charter)

Delaware	000-51801	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

Rosetta Resources Inc.

1111 Bagby Street, Suite 1600

Houston, Texas 77002

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:

On July 20, 2015, Bluebonnet Merger Sub Inc. (“Merger Sub”), an indirect, wholly owned subsidiary of Noble Energy, Inc. (“Noble”), completed its merger (the “Merger”) with and into Rosetta Resources Inc. (“Rosetta”), as a result of which Rosetta became an indirect, wholly owned subsidiary of Noble. Immediately thereafter, Rosetta merged with and into NBL Texas, LLC, a Delaware limited liability company (the “Company”), an indirect, wholly owned subsidiary of Noble, with the Company continuing as the surviving company.

References to “the Company” in this Current Report on Form 8-K refer to NBL Texas, LLC and its consolidated subsidiaries as surviving company of the Merger.

Item 1.01	Entry Into a Material Definitive Agreement.

On July 20, 2015, in connection with the Merger, the Company, each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”) entered into the fourth supplemental indenture (the “Fourth Supplemental Indenture”), supplementing the following agreements: Indenture, dated May 2, 2013, (“Base Indenture”) by and between Rosetta, each of the subsidiary guarantors and the Trustee (collectively, the “Indenture Parties”); First Supplemental Indenture, dated May 2, 2013, by and among the Indenture Parties (the “First Supplemental Indenture”), under which Rosetta had outstanding $700,000,000 aggregate principal amount of its 5.625% Senior Notes due 2021 (the “2021 Rosetta Notes”); Second Supplemental Indenture dated, November 15, 2013, by and among the Indenture Parties (the “Second Supplemental Indenture”), under which Rosetta had outstanding $600,000,000 aggregate principal amount of its 5.875% Senior Notes due 2022 (the “2022 Rosetta Notes”); and Third Supplemental Indenture, dated May 29, 2014, by and among the Indenture Parties (the “Third Supplemental Indenture”, and collectively, with the Base Indenture, First Supplemental Indenture and Second Supplemental Indenture, the “Rosetta Indentures”) under which Rosetta had outstanding $500,000,000 aggregate principal amount of its 5.875% Senior Notes due 2024 (the “2024 Rosetta Notes”, and collectively with the 2021 Rosetta Notes and the 2022 Rosetta Notes, the “Rosetta Notes”).

As a result of the Merger, on July 20, 2015, the Company became the issuer of the Rosetta Notes. The Company reaffirmed its assumption of all obligations of Rosetta under the Rosetta Notes and related Rosetta Indentures, and pursuant to the requirements of the Rosetta Indentures, entered into the Fourth Supplemental Indenture, effectuating this assumption of obligation.

A copy of the Fourth Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Fourth Supplemental Indenture is qualified in its entirety by reference to such exhibit.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, on July 20, 2015, Rosetta terminated all commitments and repaid all amounts outstanding under the Amended and Restated Senior Revolving Credit Agreement, dated as of April 9, 2009 (as amended, supplemented or otherwise modified to date), by and among Rosetta, each of the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Merger was effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 10, 2015, by and among Noble, Rosetta and Merger Sub. Pursuant to the Merger, each outstanding share of common stock of Rosetta (other than shares held by Rosetta, Noble and their respective subsidiaries as of immediately prior to the effective time of the Merger) was converted into the right to receive 0.542 shares of Noble’s common stock.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Form S-4/A filed by Noble with the Securities and Exchange Commission (the “SEC”) on June 16, 2015 and is incorporated herein by reference.

The information contained in the Introductory Note above is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, Rosetta notified the NASDAQ Stock Market (“NASDAQ”) that each outstanding share of Rosetta’s common stock was converted in the Merger into the right to receive 0.542 shares of Noble’s common stock and has requested that NASDAQ withdraw the listing of Rosetta’s common stock. Rosetta requested that NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of Rosetta’s common stock. Rosetta’s common stock ceased being traded following the closing of the market on Monday, July 20, 2015, and will no longer be listed on the NASDAQ.

Item 3.03	Material Modification to Rights of Security Holders.

Upon completion of the Merger, each outstanding share of common stock of Rosetta (other than shares held by Rosetta, Noble and their respective subsidiaries as of immediately prior to the effective time of the Merger) was converted into the right to receive 0.542 shares of Noble’s common stock.

At the effective time of the Merger, in connection with the Merger and pursuant to the Merger Agreement, (i) each Rosetta option converted into the right to receive an option to purchase, on the same terms and conditions as were applicable to such Rosetta option immediately prior to the effective time of the Merger, 0.542 shares of Noble’s common stock, (ii) each Rosetta performance share unit (“PSU”) was deemed earned at the target level of 100% and was converted into restricted Noble common stock that will vest on the last day of the original performance period as provided under the terms of the applicable Rosetta PSU award agreement and the number of Noble shares of common stock received by each holder of outstanding Rosetta PSU equaled to the target number of shares of Rosetta’s common stock subject to the applicable award of Rosetta PSUs multiplied by 0.542; and (iii) each Rosetta Restricted Share converted into a number of restricted Noble’s common stock subject to the same vesting, repurchase or other lapse restrictions equal to the number of corresponding Rosetta Restricted Shares multiplied by 0.542.

The disclosure set forth in Item 3.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated into this Item 5.01 by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Copies of the Company’s certificate of formation and limited liability company agreement are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Rosetta was held on July 20, 2015 (the “Special Meeting”). At the Special Meeting, Proposals 1 and 2 were approved by Rosetta’s stockholders, and Proposal 3 was approved on an advisory basis by Rosetta’s stockholders. The proposals are described in detail in the Form S-4/A filed by Noble with the SEC on June 16, 2015. At the Special Meeting, more than 50% percent of the shares of Rosetta’s common stock outstanding entitled to vote as of the record date of June 18, 2015, were represented in person or by proxy. The voting results of the Special Meeting are set forth below.

Proposal 1 — Approval of the Merger Agreement – Rosetta’s stockholders adopted the Merger Agreement. The voting results were 62,721,855 shares of common stock “FOR,” 3,937,804 shares of common stock “AGAINST,” and 181,810 abstentions.

Proposal 2 — Adjournment of Special Meeting to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting – Rosetta’s stockholders approved the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there had been an insufficient number of votes at the time of such adjournment to approve the Merger Agreement. The voting results were 57,823,380 shares of common stock “FOR,” 8,835,257 shares of common stock “AGAINST,” and 182,832 abstentions. Because sufficient proxies were returned, no proposal to adjourn or postpone the Special Meeting was made, and therefore no vote was held on this proposal.

Proposal 3 — On an advisory basis, the payments that will or may be paid by Rosetta to its named executive officers in connection with the Merger – Rosetta’s stockholders approved, on an advisory (non-binding) basis, that the compensation that may be paid to Rosetta’s named executive officers in connection with the Merger follow the table in Form S-4/A filed by Noble with the SEC on June 16, 2015 under the caption “Interests of Rosetta Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Rosetta’s Named Executive Officers.” The voting results were 55,511,413 shares of common stock “FOR,” 10,154,490 shares of common stock “AGAINST,” and 1,175,566 abstentions.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements

The audited consolidated balance sheets of Rosetta as of December 31, 2014 and 2013 and the audited consolidated statements of operations and cash flows of Rosetta for the three years ended December 31, 2014, 2013 and 2012 are incorporated by reference in this Form 8-K from Rosetta’s Annual Report on Form 10-K for the year ended December 31, 2014.

The unaudited interim consolidated financial statements of Rosetta for the six months ended June 30, 2015 and June 30, 2014 and as of June 30, 2015 are incorporated by reference in this Form 8-K from Rosetta’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

(b) Pro Forma Financial Information

The selected unaudited pro forma condensed combined consolidated statements of operations data for the three months ended March 31, 2015 and year ended December 31, 2014 have been prepared to give effect to the merger as if the merger had been completed on January 1, 2014. The unaudited pro forma condensed combined consolidated balance sheet date at March 31, 2015 has been prepared to give effect to the merger as if the merger was completed on March 31, 2015. The pro forma financial information, and the related notes thereto, required to be filed under Item 9.01 of this Current Report on Form 8-K were previously filed in the Registration Statement on Form S-4/A filed by Noble on June 16, 2015 under the caption “Summary Unaudited Pro Forma Condensed Combined Financial Data.”

(c) Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

3.1	Certificate of Formation of NBL Texas, LLC

3.2	Limited Liability Company Agreement of NBL Texas, LLC

4.1	Fourth Supplemental Indenture dated July 20, 2015, by and among NBL Texas, LLC, the Subsidiary Guarantors and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

NBL TEXAS, LLC
(Registrant)

Date: July 21, 2015	By:	/s/ Charles J. Rimer
Charles J. Rimer President

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Formation of NBL Texas, LLC

3.2	Limited Liability Company Agreement of NBL Texas, LLC

4.1	Fourth Supplemental Indenture dated July 20, 2015, by and among NBL Texas, LLC, the Subsidiary Guarantors and Wells Fargo Bank, National Association.